Exhibit 99.7

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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GENESIS PARK ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your ordinary shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [·], 2021.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your ordinary shares.

Vote at the Meeting –
If you plan to attend the virtual online Extraordinary General Meeting, you will need your 12 digit control number to vote electronically at the Extraordinary General Meeting. To attend: **https://www.cstproxy.com/genesispark/sm2021**

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

GENESIS PARK ACQUISITION CORP.

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

This proxy is solicited by the Board of Directors (the "Board of Directors") of Genesis Park Acquisition Corp. ("GPAC") for use at the Extraordinary General Meeting of Shareholders (the "Extraordinary General Meeting") to be held on [ ], 2021 at [ ] a.m. Eastern Time at the offices of Willkie Farr & Gallagher LLP located at 787 Seventh Avenue, New York, New York 10019 and virtually via the Internet by visiting https://www.cstproxy.com/genesispark/sm2021.

The ordinary shares registered in the name provided will be voted as you specify on the reverse side.

By signing the proxy, you revoke all prior proxies and appoint Paul W. Hobby and Jonathan E. Baliff, and each of them, with full power of substitution, to vote your ordinary shares on the matters shown on the reverse side and any other matters which may come before the Extraordinary General Meeting and all adjournments or postponements as described in the Notice of Extraordinary General Meeting of Stockholders dated [•], 2021 and accompanying proxy statement/prospectus, receipt of which is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 AND 11.

Address Change? Mark box, sign, and indicate changes below: ☐

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(Continued and to be marked, dated and signed, on the reverse side)

Important Notice Regarding the Availability of Proxy Material for the Extraordinary General Meeting of Shareholders to be held on [·] at [·] a.m., Eastern Time are available at: https://www.cstproxy.com/genesispark/sm2021

PROXY CARD

Please mark vote as indicated in this example **X**

The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11.

Proposal No. 1 – The Business Combination Proposal – RESOLVED, as an ordinary resolution, that (a) GPAC's entry into the Agreement and Plan of Merger, dated as of March 25, 2021 (as may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), by and among GPAC, Shepard Merger Sub Corporation, a Delaware corporation and direct, wholly owned subsidiary of GPAC ("Merger Sub"), Cosmos Intermediate, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Redwire, LLC ("Cosmos"), and Redwire, LLC, a Delaware limited liability company ("Holdings"), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, pursuant to which, among other things, following the de-registration of GPAC as an exempted company in the Cayman Islands and the continuation and domestication of GPAC as a corporation in the State of Delaware with the name "Redwire Corporation" ("New Redwire") (i) Merger Sub will merge with and into Cosmos (the "First Merger"), with Cosmos as the surviving company in the First Merger and, after giving effect to such First Merger, Cosmos will be a wholly owned subsidiary of GPAC (the time that the First Merger becomes effective being referred to as the "First Effective Time"), (ii) the common units of Cosmos issued and outstanding as of immediately prior to the First Effective Time (other than units held by Cosmos as treasury units or owned by GPAC, Merger Sub or Cosmos immediately prior to the First Effective Time (which units will be cancelled for no consideration as part of the First Merger)) will be cancelled and automatically deemed for all purposes to represent the right to receive, in the aggregate, the merger consideration comprised of $75,000,000 in cash, 37,200,000 shares of common stock, par value $0.0001 per share, of New Redwire (the "New Redwire Common Stock") and 2,000,000 warrants to purchase shares of New Redwire Common Stock, without interest and otherwise in accordance with the terms of the Merger Agreement and (iii) immediately following the First Effective Time, Cosmos will merge with and into New Redwire (the "Second Merger" and together with the First Merger, the "Mergers"), with New Redwire as the surviving company in the Second Merger and the direct or indirect parent company of each of the direct and indirect subsidiaries of Cosmos prior to the Mergers and (b) certain related agreements executed at the same time as the Merger Agreement (including the Sponsor Agreement, the Subscription Agreement, the Voting and Support Agreement and the Warrant Forfeiture Agreement, each in the form attached to the proxy statement/prospectus as Annex E, Annex F, Annex G, Annex H and Annex I, respectively), and the transactions contemplated thereby, in each case be approved, ratified and confirmed in all respects.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 – The Domestication Proposal – RESOLVED, as a special resolution, that GPAC be transferred by way of continuation to Delaware pursuant to Sections 206 through 209 of Part XII of the Companies Act (as Revised) of the Cayman Islands and Section 388 of the General Corporation Law of the State of Delaware ("DGCL") and, immediately upon being de-registered in the Cayman Islands, GPAC be continued and domesticated as a corporation under the laws of the State of Delaware (the "Domestication" and collectively with the Mergers and the other transactions contemplated by the Merger Agreement, including the PIPE Financing (as defined below), the "Business Combination") and, conditioned upon, and with effect from, the registration of GPAC as a corporation in the State of Delaware, the name of GPAC be changed from "Genesis Park Acquisition Corp." to "Redwire Corporation" be approved.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3 – The Charter Amendment Proposal – RESOLVED, as a special resolution, that the existing amended and restated memorandum and articles of association of GPAC (together, the "Existing Governing Documents") be amended and restated by the deletion in their entirety and the substitution in their place of the proposed new certificate of incorporation, a copy of which is attached to the accompanying proxy statement/prospectus as Annex C (the "Proposed Certificate of Incorporation") and the proposed new bylaws, a copy of which is attached to the accompanying proxy statement/prospectus as Annex D (the "Proposed Bylaws" and together with the Proposed Certificate of Incorporation, the "Proposed Governing Documents") of "Redwire Corporation" upon the Domestication, be approved as the certificate of incorporation and bylaws, respectively, of Redwire Corporation, effective upon the effectiveness of the Domestication.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposals No. 4-7 – The Governing Documents Proposals – To consider and vote upon the following four separate non-binding, advisory resolutions to approve certain features of the Proposed Certificate of Incorporation and Proposed Bylaws:

Proposal No. 4 – Governing Documents Proposal A – RESOLVED, as a non-binding, advisory resolution, that the change in the authorized share capital of GPAC from (i) US$25,200 divided into 230,000,000 Class A ordinary shares, par value $0.0001 per share, 20,000,000 Class B ordinary shares, par value $0.0001 per share, and 2,000,000 preference shares, par value $0.0001 per share, to (ii) 500,000,000 shares of the New Redwire Common Stock and 100,000,000 shares of preferred stock, par value $0.0001 per share, of New Redwire (the "New Redwire Preferred Stock"), be approved.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 5 – Governing Documents Proposal B – RESOLVED, as a non-binding, advisory resolution, that the authorization to the board of directors of New Redwire to issue all or any shares of New Redwire Preferred Stock in one or more series and to fix for each such series such voting powers, designations, preferences and rights and such qualifications, limitations or restrictions thereof, as may be determined by the New Redwire Board and as may be permitted by the DGCL, be approved.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 6 – Governing Documents Proposal C – RESOLVED, as a non-binding, advisory resolution, that the removal of the ability of New Redwire stockholders to take action by written consent in lieu of a meeting from and after the time that Holdings and its permitted transferees no longer beneficially own a majority of the voting power of the then-outstanding shares of capital stock of New Redwire be approved.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 7 – Governing Documents Proposal D – RESOLVED, as a non-binding, advisory resolution, that the amendment and restatement of the Existing Governing Documents be approved and that all other changes necessary or, as mutually agreed in good faith by GPAC, Holdings and Cosmos, desirable in connection with the replacement of the Existing Governing Documents with the Proposed Certificate of Incorporation and Proposed Bylaws as part of the Domestication (copies of which are attached to the accompanying proxy statement/prospectus as Annex C and Annex D, respectively), including (i) changing the post-Business Combination corporate name from "Genesis Park Acquisition Corp." to "Redwire Corporation" (which is expected to occur upon the consummation of the Domestication), (ii) adopting the DGCL default rule of perpetual existence for New Redwire; (iii) adopting Delaware as the exclusive forum for certain stockholder litigation and the federal district courts of the United States as the exclusive forum for litigation arising out of the Securities Act of 1933, as amended, (iv) electing to not be governed by Section 203 of the DGCL and limit certain corporate takeovers by interested stockholders and (v) removing certain provisions related to our status as a blank check company that will no longer be applicable upon consummation of the Business Combination be approved.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 8 – The NYSE Proposal – RESOLVED, as an ordinary resolution, that for purposes of complying with the applicable provisions of New York Stock Exchange (the "NYSE") Listing Rule 312.03, the issuance of (i) 37,200,000 shares of New Redwire Common Stock to Holdings in the Business Combination and (ii) an aggregate of 10,000,000 shares of New Redwire Common Stock at a price of $10.00 per share pursuant to the Subscription Agreements (the "Subscription Agreements") with certain investors (the "PIPE Investors"), for aggregate gross proceeds of $100,000,000 (the "PIPE Financing") be approved.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 9 – The Incentive Equity Plan Proposal – RESOLVED, as an ordinary resolution, that the Redwire Corporation 2021 Omnibus Incentive Plan, a copy of which is attached to the accompanying proxy statement/prospectus as Annex J, be adopted and approved.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 10 – The Employee Stock Purchase Plan Proposal – RESOLVED, as an ordinary resolution, that the Redwire Corporation 2021 Employee Stock Purchase Plan, a copy of which is attached to the accompanying proxy statement/prospectus as Annex K, be adopted and approved.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 11 – The Adjournment Proposal – RESOLVED, as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates (a) to the extent necessary to ensure that any required supplement or amendment to the accompanying proxy statement/prospectus is provided to GPAC shareholders, (b) in order to solicit additional proxies from GPAC shareholders in favor of one or more of the proposals at the extraordinary general meeting or (c) if GPAC shareholders redeem an amount of the public shares such that the condition to consummation of the Business Combination that the aggregate cash in the trust account, together with the aggregate gross proceeds from the PIPE Financing, equal no less than $185,000,000 after deducting any amounts paid to GPAC shareholders that exercise their redemption rights in connection with the Business Combination would not be satisfied, at the extraordinary general meeting be approved.

FOR ☐ AGAINST ☐ ABSTAIN ☐

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH IN PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 AND 11 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

CONTROL NUMBER

Signature__________________ **Signature, if held jointly**__________________ **Date**________, **2021**

Signature should agree with name printed hereon. If ordinary shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.